                                                                    EXHIBIT 3.51


                              CERTIFICATE OF MERGER
                                       OF
                   TESORO REFINING, MARKETING & SUPPLY COMPANY
                         INTO TESORO WEST COAST COMPANY

         Under Section 251 of the General Corporation Law of the State of Delaware, Tesoro West Coast Company hereby certifies that:

         1. The name and state of incorporation of each of the constituent corporations are:

                  a. Tesoro Refining, Marketing & Supply Company, a Delaware corporation.

                  b.       Tesoro West Coast Company, a Delaware corporation.

         2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

         3. The name of the surviving corporation is Tesoro West Coast Company.

         4. The Certificate of Incorporation Tesoro West Coast Company shall be amended so that Article First of Tesoro West Coast Company's Certificate of Incorporation reads in its entirety as follows:

         "The name of the corporation is Tesoro Refining and Marketing Company."

and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the surviving corporation until thereafter changed or amended as provided thereby by applicable law.

         5. The executed agreement of merger is on file at the principal place of business of Tesoro West Coast Company at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

         6. A copy of the Agreement and Plan of Merger will be furnished by Tesoro West Coast Company on request and without cost, to any stockholder of Tesoro Refining, Marketing & Supply Company or Tesoro West Coast Company.

         IN WITNESS WHEREOF, Tesoro West Coast Company has caused this certificate to be signed by James C. Reed, Jr., its Executive Vice President and Secretary and attested by Charles S. Parrish, its Assistant Secretary, effective the 1st day of January, 2002.

                                 TESORO WEST COAST COMPANY

                                 By:  /s/ James C. Reed, Jr.
                                    --------------------------------------------
                                          James C. Reed, Jr.
                                          Executive Vice President and Secretary


ATTEST:

By:    /s/ Charles S. Parrish
   --------------------------------------------
           Charles S. Parrish
           Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                            TESORO NORTHWEST COMPANY

         Tesoro Northwest Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

         FIRST: That by the written consent of all members of the Board of Directors of Tesoro Northwest Company, dated March 23, 1999, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

         RESOLVED, that the Board of Directors declares it advisable and proposes that Article 1 of the Certificate of Incorporation of Tesoro Northwest Company be amended so as to read in its entirety as follows:

         "The name of the corporation is Tesoro West Coast Company."

         SECOND: That by the written consent of the sole shareholder of said corporation dated March 23, 1999, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said Tesoro Northwest Company has caused this certificate to be signed by Bruce A. Smith, its Chairman of the Board of Directors, and attested by James C. Reed, Jr., its Executive Vice President, General Counsel and Secretary, this the 23rd day of March, 1998.




TESORO NORTHWEST COMPANY                      TESORO NORTHWEST COMPANY


CORPORATE SEAL
DELAWARE
                                              /s/ Bruce A. Smith
                                              ----------------------------------
                                              Bruce A. Smith
                                              Chairman of the Board of Directors




ATTEST:



/s/ James C. Reed, Jr.
---------------------------------------------
James C. Reed, Jr.
Executive Vice President, General Counsel and
Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE UP INCORPORATION
                                       OF
                        SHELL ANACORTES REFINING COMPANY

         Shell Anacortes Refining Company, a corporation organized under and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That by the written consent of all members of the Board of Directors of Shell Anacortes Refining Company, dated August 10, 1998, and filed with the minutes of proceedings of said Board of Directors, the Board of Directors of said corporation duly adopted a resolution proposing and declaring advisable a certain amendment to the Certificate of Incorporation of said corporation, and directing that such amendment be submitted for consideration to the shareholder of said corporation. The resolution of the Board of Directors setting forth the proposed amendment is as follows:

         RESOLVED, that the Board of Directors declares it advisable and proposes that Article 1 of the Certificate of Incorporation of Shell Anacortes Refining Company be amended so as to read in its entirety as follows:

         "The name of the Corporation is Tesoro Northwest Company."

         SECOND: That by the written consent of the sole shareholder of said corporation dated August 10, 1998, and filed with the minutes of proceedings of said shareholder, the shareholder voted in favor of said amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said Shell Anacortes Refining Company has caused this certificate to be signed by Bruce A. Smith, its Chairman of the Board of Directors, and attested by James C. Reed, Jr., its Executive Vice President, General Counsel and Secretary, this the 10th day of August, 1998.





SHELL ANACORTES REFINING                      SHELL ANACORTES REFINING
COMPANY
CORPORATE SEAL
DELAWARE
                                              /s/ Bruce A. Smith
                                              ---------------------------------
                                              Bruce A. Smith
                                              Chairman of the Board of Directors




ATTEST:



/s/ James C. Reed, Jr.
----------------------------------------------
James C. Reed, Jr.
Executive  Vice President, General Counsel and
Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SHELL ANACORTES REFINING COMPANY


         FIRST:    The name of the corporation is Shell Anacortes Refining
Company (hereinafter called "the Corporation" or "this Corporation").


         SECOND:   The address of the Corporation's registered office in the
State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


         THIRD:    The nature of the business purposes to be conducted or
promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


         FOURTH:   The election of directors need not be by written ballot
unless the By-Laws of the Corporation shall so provide.



         FIFTH The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares of Common Stock with a par value of one dollar ($1.00) per share.



         SIXTH:    The name and mailing address of the incorporator is as
follows:

               Name                                Mailing Address
               ----                                ---------------

               Charles D. Powell                   1200 Smith Street, Suite 3600
                                                   Houston, Texas 77002-4595


         SEVENTH: The Board of Directors of the Corporation shall direct the management of the business and the conduct of the affairs of the Corporation and shall establish policies, procedures, and controls which shall govern the conduct of the Corporation and which shall preserve the separate legal identity of the Corporation.

         In addition to the power conferred here or by the General Corporation Law of Delaware, the board of directors shall have the power from time to time to make, alter, amend, and repeal the By-Laws, subject to the power of the holders of the Common Stock to alter or repeat the By-Laws made by the board of directors.

         EIGHTH:   A director of this Corporation, or any person serving as a director of another corporation at the request of this Corporation, shall not be personally liable to this

Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this Corporation (or such other corporation) or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.


         This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to indemnify any person who is or was a director, officer, employee or agent of this Corporation or is or was serving it at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity from and against any and all expenses, liabilities or losses asserted against, or incurred by any such person in any such capacity, or arising out of his status as such; and the indemnification authorized herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


         This Corporation shall have the authority to the full extent not prohibited by law, as provided in the By-Laws of this Corporation or otherwise authorized by the Board of Directors or by the stockholders of this Corporation, to purchase and maintain insurance in any form from any affiliated or other insurance company and to use other arrangements (including, without limitation, trust funds, security interests, or surety arrangements) to protect itself or any person who is or was a director, officer, employee or agent of this Corporation or serving at the request of this Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or entity against any expense, liability or loss asserted against, or incurred by any such person in any such capacity, or arising out of his status as such, whether or not this Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has hereunto set its hand and seal this 4th day of January, 1996.



                                               /s/ Charles D. Powell
                                               ---------------------------------
                                               Charles D. Powell, Incorporator

                                      -2-